UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 10, 2013

SUMMIT HOTEL PROPERTIES, INC.
 (Exact Name of Registrant as Specified in its Charter)
Maryland (State or Other Jurisdiction of Incorporation or Organization)	001-35074 (Commission File Number)	27-2962512 (I.R.S. Employer Identification No.)

SUMMIT HOTEL OP, LP
(Exact Name of Registrant as Specified in its Charter)
Delaware (State or Other Jurisdiction of Incorporation or Organization)	000-54273 (Commission File Number)	20-0617340 (I.R.S. Employer Identification No.)

12600 Hill Country Blvd, Suite R-100
Austin, Texas 78738
(Address of Principal Executive Offices) (Zip Code)

(512) 538-2300
(Registrants’ telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

$300 Million Unsecured Credit Facility

On October 10, 2013, Summit Hotel OP, LP (“Summit OP”), as borrower, Summit Hotel Properties, Inc. (“Company”), as parent guarantor, and each party executing the credit facility documentation as a subsidiary guarantor, entered into a $300 million senior unsecured credit facility with Deutsche Bank AG New York Branch, as administrative agent, Deutsche Bank Securities Inc., as sole lead arranger, and a syndicate of lenders including Deutsche Bank AG New York Branch, Bank of America, N.A., Royal Bank of Canada, Key Bank National Association, Regions Bank, Fifth Third Bank, Raymond James Bank, N.A., and U.S. Bank National Association.

The unsecured credit facility is comprised of a $225 million revolving credit facility (the “$225 Million Revolver”) and a $75 million term loan (the “$75 Million Term Loan”) and replaces our $150 million senior secured revolving credit facility. The credit facility has an accordion feature which will allow us to increase the total commitments by an aggregate of $100 million on the $225 Million Revolver and $75 Million Term Loan prior to October 10, 2017.

The following is a summary of the indicative terms and conditions for our $300 million credit facility. The Operating Partnership is the borrower under the credit facility. The credit facility is guaranteed by the Company and all of our existing and future subsidiaries that own or lease an “unencumbered asset.”

Outstanding borrowings on the $300 million credit facility are limited to the least of (1) the aggregate commitments of all of the lenders, (2) the aggregate value of the unencumbered assets, less the consolidated unsecured indebtedness of the Company, all as calculated pursuant to the terms of the credit facility documentation, multiplied by 60% and (3) the principal amount that when drawn under the credit facility would result in an unsecured interest expense, calculated on a pro forma basis for the next consecutive four fiscal quarters of the Company after taking such draws into account, equal to 50% of the net operating income of the unencumbered assets, as adjusted pursuant to the credit facility documentation.  A minimum of 20 of our hotel properties must qualify as unencumbered assets, as defined in the credit facility documentation, or the aggregate value of the unencumbered assets will be deemed to be $0.

The $225 Million Revolver will mature on October 10, 2017 which can be extended to October 10, 2018 at our option, subject to certain conditions. The $75 Million Term Loan will mature on October 10, 2018.

Payment Terms.  We are obligated to pay interest at the end of each selected interest period, but not less than quarterly, with all outstanding principal and accrued but unpaid interest due at the maturity of the respective facility.  We have the right to repay all or any portion of the outstanding borrowings from time to time without penalty or premium, other than customary early payment fees if we repay a LIBOR loan before the end of the contract period. In addition, we will be required to make earlier principal reduction payments in the event of certain changes in the unencumbered asset availability.

We pay interest on advances at varying rates, based upon, at our option, either (i) 1, 2, 3, or 6-month LIBOR, plus a LIBOR margin between 1.75% and 2.50%, depending upon our leverage ratio (as defined in the loan documents), or (ii) the applicable base rate, which is the greatest of the administrative agent’s prime rate, the federal funds rate plus 0.50%, and 1-month LIBOR plus 1.00%, plus a base rate margin between 0.75% and 1.50%, depending upon our leverage ratio. In addition, on a quarterly basis, we will be required to pay a fee on the unused portion of the unsecured credit facility equal to the unused amount multiplied by an annual rate of either (i) 0.30%, if the unused amount is equal to or greater than 50% of the maximum aggregate amount of the credit facility, or (ii) 0.20%, if the unused amount is less than 50% of the maximum aggregate amount of the credit facility. We will also be required to pay other fees, including customary arrangement and administrative.

Financial and Other Covenants. In addition, we are required to comply with a series of financial and other covenants in order to borrow under the $300 million credit facility. The material financial covenants include the following:

•	a maximum leverage ratio (as defined by, and subject to the terms described in the credit facility documentation) as follows:

Period	Leverage Ratio
Closing Date through the December 31, 2013	6.50:1.00
January 1, 2014 through June 30, 2014	6.25:1.00
July 1, 2014 and thereafter	6.00:1.00

•	a minimum consolidated tangible net worth (as defined in the loan documentation) of not less than $524,697,000 plus 75% of the net proceeds of subsequent equity issuances;

•	a maximum dividend payout ratio of 95% of funds from operations (as defined in the loan documentation) or an amount necessary to maintain REIT tax status and avoid corporate income and excise taxes;

•	a minimum consolidated fixed charge coverage ratio (as defined in the loan documentation) as follows:

Period	Consolidated Fixed Charge Coverage Ratio
Closing Date through June 30, 2014	1.40:1.00
July 1, 2014 and thereafter	1.50:1.00

•	a ratio of secured indebtedness (as defined in the credit facility documentation) to total asset value (as defined in the credit facility documentation) of not more than 45%; and

•	a ratio of secured recourse indebtedness (as defined in the credit facility documentation) to total asset value (as defined in the credit facility documentation) of not more than 10%.

Concerning the unencumbered asset pool, we are required to comply with the following covenants:

•
a ratio of consolidated unsecured indebtedness of the Company (as defined in the credit facility documentation) to unencumbered asset value (as defined in the credit facility documentation) equal to or less than 60%; and

•
a ratio of unencumbered adjusted net operating income (as defined in the credit facility documentation) to assumed unsecured interest expense (as defined in the credit facility documentation) equal to or greater than 2.00x.

We are also subject to other customary covenants, including restrictions on investments and limitations on liens and maintenance of properties. The credit facility also contains customary events of default, including, among others, the failure to make payments when due under any of the credit facility documentation, breach of any covenant continuing beyond any cure period and bankruptcy or insolvency.

Unencumbered Assets. The $300 million credit facility is unsecured.  However, borrowings under the credit facility are limited by the value of hotel assets that qualify as unencumbered assets.  As of the date of the credit facility, 32 of our hotel properties qualified as, and are deemed to be, unencumbered assets, including:

Franchise	Address	City	State
AmericInn	1820 West Crawford	Salina	KS
Fairfield Inn	1740 West Crawford	Salina	KS
Fairfield Inn	2930 Eaglecrest Drive	Emporia	KS
Fairfield Inn & Suites	311 N. Riverpoint Boulevard	Spokane	WA
Fairfield Inn & Suites	6851 Tower Road	Denver	CO
Hampton Inn	1511 South 40 East	Provo	UT
Hampton Inn	1620 Oakridge Drive	Ft. Collins	CO
Fairfield Inn & Suites	14595 NE 29th Place	Bellevue	WA
Courtyard by Marriott	711 Highlander Boulevard	Arlington	TX
Residence Inn	801 Highlander Boulevard	Arlington	TX
Holiday Inn Express	2921 W. 18th Avenue	Emporia	KS
Hampton Inn	1122 Morrow Road	Medford	OR
Fairfield Inn & Suites	7959 Essen Park Avenue	Baton Rouge	LA
Springhill Suites	7979 Essen Park Avenue	Baton Rouge	LA
TownePlace Suites	8735 Summa Boulevard	Baton Rouge	LA
Springhill Suites	306 Markham Center Drive	Little Rock	AR
Courtyard by Marriott	7750 Wolf River Boulevard	Germantown	TN
Courtyard by Marriott	124 St. Charles Avenue	New Orleans	LA
Fairfield Inn & Suites	9320 Poplar Pike	Germantown	TN
Residence Inn	9314 Poplar Pike	Germantown	TN
Residence Inn	7811 W. Jefferson Boulevard	Ft. Wayne	IN
Hilton Garden Inn	4400 North Freeway	Fort Worth	TX
Hyatt Place	2600 Champion Ring Road	Fort Myers	FL
Staybridge Suites	4220 E. Virginia Avenue	Glendale	CO
Holiday Inn	6310 Sugarloaf Parkway	Gwinnett	GA
Hilton Garden Inn	2040 Sugarloaf Circle	Gwinnett	GA
Courtyard by Marriott	6610 International Road	El Paso	TX
Courtyard by Marriott	300 Julia Street	New Orleans	LA
SpringHill Suites	301 St. Joseph Street	New Orleans	LA
Hilton Garden Inn	108 Carolina Point Parkway	Greenville	SC
SpringHill Suites	601 West Washington Street	Indianapolis	IN
Courtyard by Marriott	601 West Washington Street	Indianapolis	IN

Among other conditions, unencumbered assets must not be subject to liens or security interests, and the owner and operating lessee of such unencumbered asset must execute a guaranty supplement pursuant to which the owner and operating lessee become subsidiary guarantors of the credit facility.  In addition, hotels may be added to or removed from the unencumbered asset pool at any time so long as there is a minimum of 20 hotels in the unencumbered asset pool, the unencumbered assets meet certain diversity requirements (such as limits on concentrations in any particular market), the then-current borrowings on the credit facility do not exceed the maximum available under the facility given the availability limitations described above.  Further, to be eligible as an unencumbered asset, the anticipated property must: be franchised with a nationally-recognized franchisor; have been in operation a minimum of one year; satisfy certain ownership, management and operating lessee criteria; not be subject to material defects, such as liens, title defects, environmental contamination and other standard lender criteria.

We transferred to the $300 million unsecured credit facility the outstanding principal balance of $8 million on the existing $150 million senior secured revolving credit facility. The $150 million senior secured revolving credit facility was paid off in full and terminated upon entry into the $300 million unsecured credit facility described above.

We have entered into an interest rate swap with a notional value of $75 million that will become effective on January 2, 2014 and matures on October 1, 2018. This interest rate swap was designated a cash flow hedge and will effectively convert the interest rate on borrowings under the $75 Million Term Loan to a fixed rate of 4.145%.

Item 2.03.         Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 concerning the Company’s and Operating Partnership’s direct financial obligations is incorporated herein by reference.

Item 9.01.                      Financial Statements and Exhibits.

10.1
$300,000,000 Credit Agreement dated October 10, 2013 among Summit Hotel OP, LP, Summit Hotel Properties, Inc., the subsidiary guarantors party thereto, Deutsche Bank AG New York Branch, Bank of America, N.A., Royal Bank of Canada, Key Bank National Association, Regions Bank, Fifth Third Bank, Raymond James Bank, N.A., and U.S. Bank National Association.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMIT HOTEL PROPERTIES, INC.

	By:	/s/ Christopher R. Eng
Christopher R. Eng
Date: October 14, 2013	Vice President, General Counsel and Secretary

SUMMIT HOTEL OP, LP

	By:	SUMMIT HOTEL GP, LLC,
its General Partner

	By:	SUMMIT HOTEL PROPERTIES, INC.,
its Sole Member

	By:	/s/ Christopher R. Eng
Christopher R. Eng
Date: October 14, 2013		Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit	Description
10.1
$300,000,000 Credit Agreement dated October 10, 2013 among Summit Hotel OP, LP, Summit Hotel Properties, Inc., the subsidiary guarantors party thereto, Deutsche Bank AG New York Branch, Bank of America, N.A., Royal Bank of Canada, Key Bank National Association, Regions Bank, Fifth Third Bank, Raymond James Bank, N.A., and U.S. Bank National Association.